UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the
Securities Exchange Act of 1934

      Date of Report (Date of Earliest Event Reported):  June 11, 2003

THE GOLDFIELD CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-7525	88-0031580
(Commission File Number)	(I.R.S. Employer Identification No.)

(321) 724-1700
(Registrant's Telephone Number, Including Area Code)

100 Rialto Place, Suite 500, Melbourne, Florida	32901
(Address of Principal Executive Offices)	(Zip Code)

(Former Name or Former Address, if Changed Since Last Report)

Item 5.  Other Events

On June 12, 2003, The Goldfield Corporation issued a press release announcing the voting results from its annual meeting.  Also, the Company announced its Board of Directors approved the extension and increase of its Stock Repurchase Plan.  A copy of the press release is filed herewith as Exhibit 99-1.

Item 7.  Financial Statements and Exhibits

      (c) Exhibits

          99-1    Press Release dated June 12, 2003

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE GOLDFIELD CORPORATION

By: /s/ Stephen R. Wherry
Name: Stephen R. Wherry
Title: Vice President, Finance and Chief Financial Officer (Principal Financial Officer), Treasurer and Principal Accounting Officer

Dated:  June 13, 2003

INDEX TO EXHIBITS

Number      Description

99-1        Press Release dated June 12, 2003.